EXHIBIT 21.1
SUBSIDIARIES OF ROBERT HALF INTERNATIONAL INC.

Name of Subsidiary	Jurisdiction of Incorporation

Protiviti Inc.	Delaware

Protiviti Holdings Inc.	Delaware

RHHC LLC	Delaware

RH-TM Resources, Inc.	Delaware

Protiviti Digital Marketing Services LLC	Delaware

R2i Holdings, LLC	Delaware

Protiviti Government Services, Inc.	Maryland

Protiviti Pty. Limited	Australia

Robert Half Australia Pty. Limited	Australia

Robert Half Austria GmbH	Austria

Robert Half B.V.	Belgium

Robert Half Project Sourcing B.V.	Belgium

Robert Half Trabalho Temporário Ltda.	Brazil

Protiviti EOOD	Bulgaria

Robert Half Canada Inc.	Canada

Robert Half Chile Sociedad por Acciones	Chile

Robert Half Internacional Empresa De Servicios Transitorios Limitada	Chile

Protiviti Shanghai Co. Ltd.	China

Robert Half Human Resources Shanghai Company Limited	China

Robert Half Management Consulting (Shanghai) Company Limited	China

Robert Half Hong Kong Limited	China, Hong Kong SAR

Protiviti Hong Kong Co. Limited	China, Hong Kong SAR

Protiviti SAS	France

Robert Half International France SAS	France

Robert Half SAS	France

Protiviti GmbH	Germany

Name of Subsidiary	Jurisdiction of Incorporation

Robert Half Deutschland Beteiligungsgesellschaft mbH	Germany

Robert Half Deutschland GmbH & Co. KG	Germany

Protiviti Services GmbH & Co KG	Germany

Protiviti Consulting Private Limited	India

Robert Half International Ireland Limited	Ireland

Protiviti Government Services S.r.l.	Italy

Protiviti S.r.l.	Italy

Protiviti LLC	Japan

Robert Half Japan Ltd.	Japan

Robert Half S.à r.l.	Luxembourg

Robert Half Holding S.à r.l.	Luxembourg

Protiviti B.V.	Netherlands

Robert Half International B.V.	Netherlands

Robert Half Nederland B.V.	Netherlands

Robert Half New Zealand Limited	New Zealand

Protiviti Pte. Ltd.	Singapore

Robert Half International Pte. Ltd.	Singapore

Protiviti Switzerland GmbH	Switzerland

Robert Half GmbH	Switzerland

Robert Half International (Dubai) Ltd.	United Arab Emirates

Protiviti Limited	United Kingdom

Robert Half Holdings Limited	United Kingdom

Robert Half Limited	United Kingdom